Exhibit 3.1

                         AMENDED AND RESTATED BY-LAWS OF

                         COACTIVE MARKETING GROUP, INC.


                               ARTICLE I - OFFICES
                               -------------------

         Section 1.1. Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors (hereinafter referred to as the "Board of Directors" or the "Board") from time to time.

         Section 1.2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                       ARTICLE II - STOCKHOLDERS' MEETINGS
                       -----------------------------------

         Section 2.1. Place of Stockholders' Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

         Section 2.2. Annual Meeting.
                      --------------

         (a) Time. A meeting of the stockholders of the Corporation shall be held in each calendar year, commencing with the year 1995, at a date and time fixed by the Board of Directors, or if the Board falls to set a date and time, on the second Tuesday of September at 10:00 a.m., if not a holiday on which national banks are or may elect to be closed ("Holiday"), and if such day is a Holiday, then such meeting shall be held on the next business day.

         (b) Election of Directors. At each annual meeting of stockholders there shall be held an election of directors to succeed the class of directors whose term expires at that meeting.

         Section 2.3. Special Meetings of Stockholders. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time only by the Chief Executive Officer of the Corporation or the Board of Directors. Upon the written request of any person entitled to call a special meeting under these By-laws or applicable law, which request specifies the

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purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2-4 hereof. If the Secretary shall fail to fix such date and give notice within 10 days after receipt of such request, the person or persons calling the meeting may do so.

         Section 2.4. Notice of Meetings and Adjourned Meetings. Written notice, complying with Article VI of these By-laws and stating the place, date and hour of any meeting and in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as provided in Section 230 of the Delaware General Corporation Law, as amended from time to time (the "Delaware Code"). Such notice may be given by or at the direction of the person or persons authorized to call the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.5. Business at Meetings of Stockholders. Except as otherwise provided by law (including but not limited to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended, or any successor provision thereto) or in these By-laws, the business which shall be conducted at any meeting of the stockholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (b) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) have been specified in a written notice given to the Secretary of the Corporation, by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Stockholder Notice"), in accordance with all of the following requirements:

         (1) Each Stockholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) in the case of an annual meeting that is called for a date that is within 30 days before or

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after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

         (2) Each such Stockholder Notice must set forth: (i) the name and address of the stockholder who intends to bring the business before the meeting;
(ii) the general nature of the business which he or she seeks to bring before the meeting; and (iii) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting. The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a stockholder not made in compliance with the foregoing procedure.

         Section 2.6. Quorum of and Action by Stockholders.
                      ------------------------------------

         (a) General Rule. Unless otherwise provided in the Certificate of Incorporation of the Corporation (the "Certificate"), the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum. However, in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

         (b) Action by Stockholders. Whenever any corporate action is to be taken by vote of the stockholders of the Corporation at a duly organized meeting, unless otherwise provided in the Certificate or the Delaware Code, such corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.

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         (c)      Withdrawal. The stockholders present at a duly organized
meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         (d) Election of Directors at Adjourned Meeting. In the case of any meeting for the election of directors, those stockholders who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors.

         Section 2.7. Voting List: Proxies: Voting.
                      ----------------------------

         (a) Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

         (b) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. All proxies shall be executed in writing by the stockholder or such stockholder's duly authorized attorney-in-fact and filed with the Secretary of the Corporation not later than the day on which it is intended to be exercised. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself

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or an interest in the Corporation generally. No unrevoked proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.


         (c) Voting. Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. All elections of directors shall be by written ballot unless otherwise provided in the Certificate. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

         (d) Inspector of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors who shall have such duties as, provided in Section 231 of the Delaware Code to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before and during the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

         Section 2.8. Action by Unanimous Consent of Stockholders. Unless otherwise provided in the Certificate, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and shall be delivered to the Secretary of the Corporation for insertion in the Corporation's minute book.

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                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

         Section 3.1. Directors.
                      ---------

         (a) General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation and, in addition to the power and authority conferred by these By-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these By-laws or the Certificate directed or required to be exercised or done by the stockholders.

         (b) Number. The Board of Directors shall consist of not less than two and not more than twelve members, the precise number to be fixed from time to time by the Board of Directors by resolution.

         Section 3.2. Place of Meeting. Meetings of the Board of Directors may be held at such place either within or without the State of Delaware, as a majority of the directors may from time to time designate or as may be designated in the notice calling the meeting.

         Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the directors in office after the annual meeting of stockholders may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.

         Section 3.4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chief Executive Officer, by a majority of the members of the executive committee, if any, or by a majority of the directors in office.

         Section 3.5. Notices of Meetings of Board of Directors.
                      -----------------------------------------

         (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3.3 of these By-laws, in which event two days notice shall be given of the time and place of such meeting.

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         (b)      Special Meetings. At least two days notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

         Section 3.6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent directors.

         Section 3.7. Informal Action by the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 3.8. Compensation of Directors. Compensation of directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

         Section 3.9. Removal of Directors by Stockholders. The entire Board of Directors or any individual director may be removed from office, only for cause, by a vote of the stockholders entitled to elect directors. In case the entire Board of Directors be so removed, new directors may be elected at such time. In the event that less than the entire Board of Directors be so removed, new directors shall be elected by a majority of the directors then in office, although less than a quorum.

         Section 3.10. Resignations. Any director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

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         Section 3.11. Vacancies. Except as otherwise set forth in the
Certificate, any vacancies on the Board of Directors, including vacancies resulting from the removal of directors under Section 3.9 and from newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and each person so elected shall be a director until the next election of directors, and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

         Section 3.12. Participation by Conference Telephone. Directors may participate in regular or special meetings of the Board or committee meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

         Section 3.13. Nominations. Notwithstanding the provisions of Section
2.5 of these By-laws (dealing with business at meetings of stockholders), nominations for the election of directors may be made by the Board of Directors, a committee appointed by the Board of Directors or by any stockholder of record entitled to vote on the election of directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, provided such stockholder provides timely written notice to the Secretary of the Corporation in accordance with the following requirements:

         (1) To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date

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of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

         (2) Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name and address of the person or persons to be nominated; (iii) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse, in his or her sole discretion, to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                             ARTICLE IV - OFFICERS
                             ---------------------

         Section 4.1. Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of Directors, one or more Vice Presidents, and one or more assistant or honorary officers. Officers may, but need not, be directors. Any number of offices may be held by the same person.

         Section 4.2. Term. The President, Secretary and Treasurer shall each serve for a term of one year and until their respective successors are elected and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors.

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         Section 4.3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations set forth in the Delaware Code, these By-laws, and the actions of the Board of Directors, the President may appoint, suspend and discharge employees, agents and assistant officers, fix the compensation of all employees others than executive officers, shall preside at all meetings of the stockholders at which he or she shall be present and shall, unless there is a Chairman of the Board of Directors, preside at all meetings of the Board of Directors. The President shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.

         Unless otherwise determined by the Board of Directors, the President shall have the full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The President shall also have the right to delegate such power.

         Section 4.4. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. The Secretary shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors.

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         Section 4.5. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his or her hands. When necessary or proper, unless otherwise ordered by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall enter regularly, in books of the Corporation to be kept by him or her for that purpose, a full and accurate account of all moneys received and paid by him or her on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any director of the Corporation, upon application at the office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

         Section 4.6. Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as Chief Executive Officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a director of the Corporation.

         Section 4.7. Powers and Duties of Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties as shall be designated by the Board of Directors. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his or her absence or disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his or her area. The President shall be the superior officer of the Vice Presidents.

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         The Treasurer and the Secretary shall be the superior officers of the
Assistant Treasurers and Assistant Secretaries, respectively.

         Section 4.8. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any director from time to time.

         Section 4.9. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

         Section 4.10. Resignations. Any officer may resign at any time by submitting his or her written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

                            ARTICLE V - CAPITAL STOCK
                            -------------------------

         Section 5.1. Stock Certificates.
                      ------------------

         (a) Execution. The shares of the Corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificates in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

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         (b)      Fractional Shares. Except as otherwise determined by the Board of Directors, shares or certificates thereof may be issued as fractional shares.

         Section 5.2. Fixing Date for Determination of Stockholders of Record.
                      -------------------------------------------------------

         (a) General Rules. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.

         If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) Actions in Lieu of Meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware Code, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

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         If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware Code, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

         (c) Dividends and Other Related Matters. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.

         If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 5.3. Transfer of Shares. Except as provided in Section 5.4, transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares, which certificate shall be cancelled at the time of transfer. No transfer shall be made on the books of the Corporation if such transfer is on violation of a lawful restriction noted conspicuously on a certificate presented for transfer.

         Section 5.4. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock or uncertified shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified shares.

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                  ARTICLE VI - NOTICES - COMPUTING TIME PERIODS
                  ---------------------------------------------

         Section 6.1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these By-laws, the Certificate or otherwise, the notice shall specify the place, day and hour of the meeting; in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting; and any other information required by the Delaware Code.

         Section 6.2. Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by telecopier, with confirmation of receipt, to such person's address (or their telex, TWX, telecopier or telephone number), as it appears on the records of the Corporation, or supplied by such person to the Corporation for the purpose of notice. If notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail, with the telegraph office or with the courier service, as the case may be, for delivery to that person or, in the case of telex, TWX or telecopier, when dispatched. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

         Section 6.3. Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware Code, the Certificate or these By-laws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting

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

is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate.

         Section 6.4. Computing Time Periods.
                      ----------------------

         (a) Days to be Counted. In computing the number of days for purposes of these By-laws, all days shall be counted, including Saturdays, Sundays or Holidays; provided, however, that if the final day of any time period fails on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

         (b) Two Day Notice. In any case where only two days notice is being given, notice must be given at least 48 hours in advance by delivery in person, telephone, telex, TWX, telecopler or similar means of communication.

                 ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND
                 ----------------------------------------------
                           OFFICERS AND OTHER PERSONS
                           --------------------------

         Section 7.1. Indemnification. The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her, to the fullest extent now or hereafter permitted by law in connection with and including, but not limited to, those instances in which such indemnification, although greater in scope or degree than that expressly provided by Section 145 of the Delaware Code, as deemed by a majority of a quorum of directors who were not parties to such action, suit or proceeding (which may consist of only one director if there is only one such disinterested director) or by independent legal counsel, after due investigation, to be in the best interests of the Corporation, with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason of his or her performance as a director, officer,

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

employee or agent of the Corporation, its parent or any of its subsidiaries, or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries. The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a director, officer, employee or agent of the Corporation for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Corporation, its parent or any of its subsidiaries.

         The provisions of this Section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director, officer, employee or agent or to render services for or at the request of the Corporation or as the case may be, its parent, or subsidiaries and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Corporation may be entitled under these By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.2. Advances. Expenses (including attorney's fees) incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by law. Such expenses (including attorney's fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 7.3. Amendment. The provisions of this Article VII relating to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these By-laws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of persons covered by this Article VII to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these By-laws, no repeal or amendment of these By-laws shall affect any or all of this
Article VII so as to limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

         Section 7.4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under law.

                               ARTICLE VIII - SEAL
                               -------------------

         The form of the seal of the Corporation, [Form of Seal] called the corporate seal of the Corporation, shall be as impressed adjacent hereto.

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

                            ARTICLE IX - FISCAL YEAR
                            ------------------------

         The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

                             ARTICLE X - AMENDMENTS
                             ----------------------

         (a) Stockholders. The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal these By-laws or to adopt any provision inconsistent therewith.

         (b) Board of Directors. If the Certificate so provides, the Board shall have the power to alter, amend or repeal these By-laws, however, the Board may not alter, amend or repeal any provision or subject of these By-laws which is expressly committed to the stockholders by the Delaware Code or otherwise. Notwithstanding that such power may be granted to the Board, it shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal these By-laws.

             ARTICLE XI - INTERPRETATION OF BY-LAWS - - SEPARABILITY
             -------------------------------------------------------

         Section 11.1. Interpretation. All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the Delaware Code, as amended, and as amended from time to time hereafter.

         Section 11.2. Separability. The provisions of these By-laws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                    ARTICLE XII - DETERMINATION BY THE BOARD
                    ----------------------------------------

         Section 12.1. Effect of Board Determinations. Any determination involving interpretation or application of these By-laws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.


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